EXHIBIT 99.1

HARRISON, VICKERS & WATERMAN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

ASSETS	June 30, 2019	June 30, 2018
CURRENT ASSETS
Cash and cash equivalents	$71,972	$175,735
Inventories	77,796	97,320
Deferred financing costs	2,879	-
Prepaid expenses	241,183	161,144
Total Current Assets	393,830	434,199

OTHER ASSETS
Fixed assets-net (including capitalized pre-opening costs)	2,256,812	2,523,735
Capitalized costs- Battery project	92,321	-
Deposits	44,751	1,000
Goodwill	468,224	-
Total Other Assets	2,862,107	2,524,735
Total Assets	$3,255,937	$2,958,934

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$174,327	$191,559
Accrued expenses	118,696	66,839
Accrued interest	82,782	48,456
Deferred Expenses	252,723	252,723
Convertible Notes payable-current portion	275,391	197,422
Loans payable to investors-current portion	30,000	30,000
Related party payable	22,321	-
Total Current Liabilities	956,240	786,549

NON-CURRENT LIABILITIES
Convertible Notes payable-non-current portion	5,309,945	5,331,343
Put premium on convertible debt	10,741,206	-
Note Derivative Liability	979,911	3,838,791
Loans payable to investors-non- current portion	264,032	269,032
Non-convertible Notes payable	2,464,457	1,615,609
Total non-current liabilities	19,759,551	11,054,774
Total Liabilities	$20,715,791	$11,841,323

STOCKHOLDERS' DEFICIT
Preferred stock; par value of $.001, 100,000,000 shares authorized;
Series A, 8% convertible preferred stock, stated value of $1,000, 98,000 shares outstanding at June 30, 2019 and June 30, 2018	10	10
Series B, stated value of $1,000 , 51 shares outstanding at June 30, 2019 and June 30, 2018	-	-
Series C, 8% convertible preferred stock, stated value of $1,000, 100,000 and -0- shares outstanding at June 30, 2019 and June 30, 2018, respectively	100	-
Common stock; par value of $.0001, 5,000,000,000 shares authorized;
2,784,563,774 and 733,756,414 shares issued and outstanding at June 30, 2019and June 30, 2018, respectively	278,456	73,376
Additional paid in capital	1,493,011	73,376
Accumulated deficit	(18,459,451)	834,194
Total Stockholders' Deficit	(16,887,874)	(8,954,393)
Non-controlling interest	(771,980)	(8,046,813)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	3,255,937	(835,576)

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON, VICKERS & WATERMAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Twelve Months Ended June 30,
	2019	2018

REVENUES	$4,258,159	$4,352,346
FOOD AND BEVERAGE COSTS	1,228,604	1,168,824
	3,029,555	3,183,521

OPERATING EXPENSES
Labor	1,428,005	1,236,628,
Other operating - taverns	1,539,819	1,446,903
Battery project	171,449	-
General and Administrative	2,500	26,965
Management compensation, professional and legal	44,833	182,797
Depreciation and amortization	266,923	346,083

Total Operating Expenses	3,453,529	3,239,377

OPERATING (LOSS)	(423,984)	(55,855)

OTHER INCOME (EXPENSE)
Interest and other financing costs	(1,158,701)	(2,211,286)
Gain on extinguishment of debt and preferred stock	-	125,800
Write-down of property placed into bankruptcy	-	(968,684)
Reserve on receivable from Attitude Drinks, Inc.	-	(321,811)
Legal settlement	-	(50,000)
Establishment of put premium on convertible debt in lieu of derivative liability	2,371,607	-
Change in Fair Value of Derivative	(9,960,182)	8,568,710

Total Other Income (Expense)	(9,155,798)	4,864,594

NET INCOME (LOSS) BEFORE INCOME TAXES	(9,579,772)	4,808,739
Provision for income taxes	-	-

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	(9,579,781)	4,808,739
Non-controlling interest	74,714	387,245

NET INCOME (LOSS)	$(9,505,058)	$5,195,984

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$0.02

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - Basic and Diluted	1,601,092,153	369,274,603

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON VICKERS & WATERMAN, INC

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE TWELVE MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

For the Twelve Months ended June 30, 2018

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders' (Deficit)

Balance, June 30, 2017	98,051	$10	192,392,024	$19,239	$485,173	$(14,150,377)	$(13,645,954)

Investor notes issued for equity	-	-	-	-	71,034	-	71,034
Share issued for extinguishment of convertible debt	-	-	541,364,390	54,137	277,986	-	332,123
Net income for the period ended June 30, 2018	-	-	-	-	-	5,195,984	5,195,984

Balance, June 30, 2018	98,051	$10	733,756,414	$73,376	$834,194	$(8,954,393)	$(8,046,813)

Preferred stock summary:

	June 30, 2018		June 30, 2017
	Shares	Amount	Shares	Amount

Series A	98,000	$10	98,000	$10
Series B	51	-	51	-
Series C	-	-	-	-
Total Preferred	98,051	$10	98,051	$10

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON VICKERS & WATERMAN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE TWELVE MONTHS ENDED JUNE 30, 2019

(UNAUDITED)

For the Twelve Months ended June 30, 2019

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders' (Deficit)

Balance, June 30, 2018	98,051	$10	733,756,414	$73,376	$834,194	$(8,954,393)	$(8,046,813)

Issuance of Series C Preferred stock for New Jersey Battery Project	100,000	100	-	-	468,124	-	468,224
Share issued for extinguishment of convertible debt	-	-	2,050,807,360	205,080	282,088	-	487,168
Return of capital to owners	-	-	-	-	(91,295)	-	(91,295)
Net loss for the period ended June 30, 2019	-	-	-	-	-	(9,505,058)	(9,505,058)

Balance, June 30, 2019	198,051	$110	2,784,563,774	$278,456	$1,493,011	$(18,459,451)	$(16,687,874)

Preferred stock summary:

	June 30, 2018		June 30, 2019
	Shares	Amount	Shares	Amount

Series A	98,000	$10	98,000	$10
Series B	51	-	51	-
Series C	-	-	100,000	100
Total Preferred	98,051	$10	198,051	$110

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON VICKERS & WATERMAN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Twelve Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net Gain/(Loss)	$(9,505,058)		$5,195,984
Adjustments to reconcile net (loss) to net cash used from operating activities:
Depreciation expense	266,923		346,083
Change in fair market value of derivative	9,960,182		(8,568,710)
Gain on establishment of put premium and elimination of derivative liability	(2,371,607)
Derivative expense included in transfer to put premium	408,522		-
Reserve on receivable from Attitude Drinks, Inc.	-		321,811
Cash from Milford Crafts LLC Bankruptcy	-		(39,130)
Amortization of debt discount	201,549		1,281,817
Loss on liquidation of operations placed into bankruptcy	-		968,684
Derivative expense	-		278,134
Legal fees incurred on conversion of debt	20,680		17,750
Non-controlling interest	(82,191)		(387,245)
Net assets acquired in New Jersey Battery purchase	52,321		-
Accrued interest recorded as non-convertible debt	983,785		341,800
Legal settlement	-		50,000
Gain on extinguishment and conversion of debt and preferred stock	-		(125,800)
Changes in operating assets and liabilities:
Prepaid Expenses and Other assets	(80,039)		(107,514)
Inventories	19,524		35,148
Related party payable	22,321		-
Deposits	(43,751)		3,300
Accounts payable	(17,232)		(39,130)
Accrued expenses and accrued interest	38,034		470,887
Deferred expenses	2,879		(9,940)
Net Cash (Used) From Operating Activities	(145,479)		(16,229)

INVESTING ACTIVITIES
Purchase of infrastructure-taverns	-		(32,013)
Capitalized costs-battery project	(39,000)		-
Net Cash (Used) Investing Activities	(39,000)		(32,013)

FINANCING ACTIVITIES
Proceeds from convertible notes payable	177,010		184,410
Loans payable converted to equity contribution	-		71,034
Return of capital to investors	(91,295)		(50,000)
Payments made to minority owners	(5,000)		(101,446)
Net Cash provided by Financing Activities	80,715		103,998

Net Increase (Decrease) in Cash and Cash Equivalents	(69,296)		55,757

Cash and Cash Equivalents, Beginning of Period	175,735		119,976
Cash and Cash Equivalents, End of Period	$71,972		$175,735

Cash paid during the period for:
Interest	$-	$
Taxes	$-	$

Non-cash Investing and Financing activities:
Liabilities recorded from purchase of New Jersey Battery	$52,321		$-
Debt Discount recorded on debt issued	$190,010		$184,410
Accrued interest converted to non-current non-convertible debt	$983,785		$1,615,609
Accrued interest extinguished on conversion of debt	$60,959		$2,054

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON, VICKERS & WATERMAN, INC.

JUNE 30, 2019

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Corporate History

We were incorporated on June 5, 2008, under the laws of the State of Nevada under the name Sharp Performance Inc. From inception until September 2013, our business focus was on the provision of consulting services to the American automotive industry. From September 2013 until April 21, 2015, we were primarily engaged in the business of making commercial secured real estate loans. On October 24, 2013, we changed our name to Harrison, Vickers & Waterman Inc. in conjunction with the change in our business focus.  On April 21, 2015, we commenced operations in a new line of business, the ownership of World of Beer taverns that serve craft and imported beer along with food and other spirits. We no longer are involved in the commercial secured real estate loans. On October 24, 2018, the Company entered into a Securities Exchange Agreement with NJ Battery Energy Storage Project 1, LLC.

Acquisition of World of Beer

In April 2015, we entered into a Purchase Agreement (the “Purchase Agreement”), with the original shareholders of Attitude Beer Holdings, Inc. (“ABH”), namely, Attitude Drinks Incorporated, a Delaware corporation (“Attitude Drinks”), and two significant investors of ABH, pursuant to which the shareholders sold to us all of the outstanding shares of stock of ABH, and ABH thereupon became our wholly owned subsidiary. In consideration for the purchase of the shares of common stock of ABH, we issued: (i) to Attitude Drinks, 51 shares of our newly created Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and a seven year warrant (the “B Warrant”) to purchase 5,000,000 shares of our common stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $0.075 per share (subject to customary anti-dilution adjustments); (ii) to the significant investors, a secured convertible note of  approximately $2.2 million and warrants to purchase approximately 1.7 billion shares at $.0025 per share. The warrants have a seven-year life commencing April 20, 2015. These investors also acquired an Additional Investment Right to invest up to $5,000,000 on the same terms.

One of the investors acquired 32,300 shares of our Series A Preferred Stock (convertible into 32,300,000 shares of Common Stock) from HVW Holdings LLC “HVW”, an entity of which Mr. James Giordano, our prior Chief Executive Officer and prior Chairman of the Board, was the managing member, subject to the terms of a Purchase Agreement. Attitude Drinks purchased 87,990,000 shares of Common Stock from HVW Holdings LLC at a price of $65,000.

Operations of World of Beer

Through our wholly owned subsidiary, Attitude Beer Holding Co., a Delaware corporation (“ABH”), we are an owner of a 51% interest in a World of Beer franchise taverns.

In December 2014, ABH entered into a joint venture with New England World of Beer (“NEWOB”) and together opened our first tavern in located in West Hartford, Connecticut. The West Hartford property is a 4,000 sq. foot tavern that sells a selection of over 500 craft and imported beers along with food and other spirits and cocktails.  Similar taverns are currently open in 20 states nationwide. On December 27, 2017, the Company had reached an agreement with the operating and marketing units of the chain of World of Beer taverns, to manage our taverns in Connecticut and Massachusetts. The deal as structured, allows for World of Beer to take over the daily operations of the taverns which should dramatically improve efficiencies and top line sales. Additionally, the 9% royalties previously paid under the old agreement with NEWOB will be eliminated, thereby driving significant benefits to the bottom line of the business. Further, World of Beer has become an equity partner in both the West Hartford CT and Cambridge MA tavern operations, replacing the former minority owners.

At acquisition, ABH had an interest in one World of Beer tavern and had just started construction of a second World of Beer Tavern in Milford, Connecticut as well as planning construction of a third World of Beer Tavern in Cambridge, Massachusetts. We ultimately finished construction on Milford and Cambridge properties and commenced operations.  However, the Milford property filed for bankruptcy protection in Connecticut Court. The bankruptcy was dismissed and the Company liquidated its assets there and paid off its creditors. Operations ceased in July 2017. For financial statement purposes, the operating results and the liquidation for the twelve months ended June 30, 2018 have been recorded as “Loss on liquidation of operation put into bankruptcy.”

Acquisition of NJ Battery Energy Storage Project 1, LLC

On October 24, 2018, the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with NJ Battery Energy Storage Project 1, LLC, its Members, and various securities holders of the Company, under which the Company purchased approximately 80% of the LLC Membership Interest of NJ Battery Energy Storage Project 1, LLC in exchange for the issuance of 100,000 Shares of newly issued Series C Convertible Preferred Stock.

Each share of Series C Preferred Stock shall be convertible into 40,000 shares of Common Stock ("Conversion Ratio"), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the "Dilution Shares") such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than five billion (5,000,000,000) shares (inclusive of conversions of Series C Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series C Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be five billion (5,000,000,000). Example: Company issues securities representing 1,000,000,000 Dilution Shares, then the Conversion Ratio shall equal [40,000 x 6BB/5BB (or 1.2) = 48,000]. A Holder shall effect a conversion by surrendering to the Company the original certificate or certificates representing the shares of Series C Preferred Stock to be converted to the Company, together with a completed form of conversion notice attached hereto as Exhibit B (the "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Series C Preferred Stock to be converted, the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice (the "Conversion Date"), and the Conversion Price determined as specified in Section 5(c) hereof. If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is delivered pursuant to this Section 5(a). Subject to Section 5(b) hereof, each Conversion Notice, once given, shall be irrevocable.

The Series C Convertible Preferred Stock is in the form of the Certificate of Designation attached as Exhibit 2.2 in our Form 8-K filed on November 7, 2018. See Exhibit 10.1 of the aforementioned 8-k for the ownership of the Series C Preferred.

During March of 2019, the Company completed the purchase of the additional 20% of NJ Battery Energy Storage Project 1, LLC that it did not own for $250,000 in cash and 100,000,000 shares of stock in the Company. To date, neither the cash nor the common shares have been issued. As such, the Company is still accounting for the transaction as if it were the 80% owner.

Operations of NJ Battery Energy Storage Project 1, LLC

As of the date of this report, operations of NJ Battery Energy Storage Project 1, LLC have not yet commenced. However, the Company is in discussions with electric utilities for the sale of the project.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its consolidated financial statements are prepared in conformity with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of GMEV and its subsidiaries.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, allowance for accounts receivable, depreciable lives of the web site, valuation of warrants and beneficial conversion feature debt discounts, valuation of derivatives, and valuation of share-based payments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of three years for computer equipment, five years for office furniture and fixtures, and the lesser of the lease term or the useful life of the leased equipment. Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses, deposits received from customers for layaway sales and short-term loans the carrying amounts approximate fair value due to their short maturities.

We follow accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach

(present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition

The Company recognized revenue for our services in accordance with ASC 605-10, "Revenue Recognition in Financial Statements." Under these guidelines, revenue is recognized on transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured.

Restatements

All financial statements for prior periods have been restated to more accurately present Financial condition. There has been no profit and loss impact on any prior period statements.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return.  The Company has no liability for uncertain tax positions as of September 30, 2020. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor were any significant interest expense recognized during the six months ended September 30, 2020 and 2019.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company has two operating segments as of June 30, 2019 and 2018, Tavern and Battery

NOTE 3 - INVENTORIES

Inventories, as estimated by management, currently consist of inventory for our World of Beer franchise locations in West Hartford, New Milford and Cambridge. Inventories are stated at the lower of cost on the first in, first-out method or market. The inventory is comprised of the beverages and food and other items needed for the preparation of meals and spirits to our customers. Balances at June 30, 2019 and June 30, 2018 by tavern were as follows:

Tavern	June 30, 2019	June 30, 2018
West Hartford/Cambridge	$77,796	$97,320
Inventorie	$77,796	$97,320

NOTE 4 - FIXED ASSETS- NET

Property and equipment relate to the fixtures at our World of Beer taverns. They are reported net of accumulated depreciation and included tenant equipment, bar equipment and improvements. Assets are depreciated over usable lives estimated to be between five and twenty years.  Balances at June 30, 2019 and June 30, 2018 by tavern were as follows:

Tavern	June 30, 2019	June 30, 2018
West Hartford	$805,565	$905,565
Cambridge	1,451,247	1,541,247
Pre-opening costs	-	76,923
Fixed Assets, Net	$2,256,812	$2,253,735

During the year ended June 30, 2019, the Company wrote off  all of the pre-opening costs via depreciation expense.

NOTE 5 - CAPITALIZED COSTS- BATTERY PROJECT

Capitalized costs - battery project represent all costs incurred in order to begin the battery project. Such costs included licenses, consulting fees and engineering costs. These costs will be amortized over the useful life of the project. The current useful life cannot be estimated and no amortization has occurred to date.

	June 30, 2019	June 30, 2018
Capitalized costs	$92,321	$-
Accumulated amortization	-	-
Total	$92,321	$-

NOTE 6 - GOODWILL

The Company recorded goodwill as a result of its business acquisition of New Jersey Battery. Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible assets acquired. Based upon that analysis, the Company determined that the value of the Goodwill was as follows:

Discounted present value of assets required	$520,545
Net assets acquired at acquisition	52,321
Goodwill	$468,224

The Company evaluated goodwill at the end of the quarter and found no impairment had occurred. At June 30, 2019 and June 30, 2018, balances were as follows:

	June 30, 2019	June 30, 2018
Goodwill	$468,224	$-
Estimated impairment	-	-
Total	$468,224	$-

NOTE 7 - ACCRUED EXPENSES

Accrued Expenses at June 30, 2019 and June 30, 2018 represent the following:

	June 30, 2019	June 30, 2018
Accrued compensation	$20,000	$10,000
Professional fees	94,232	56,839
Other	4,464	-
Total	$118,696	$66,839

Accrued compensation

Accrued compensation represents amounts owed to our prior Chief Executive.  Upon his resignation, it was agreed that he was owed $20,000.

Professional fees

Professional fees represent legal fees incurred associated with the lawsuit filed by a former Chief Executive plus other corporate matters. See footnote 18.

NOTE 8 - ACCRUED INTEREST

Accrued interest

At June 30, 2019 and June 30, 2018, accrued interest totals were as follows:

	June 30, 2019	June 30, 2018
Total accrued interest	$2,547,239	$1,664,065
Less; accrued interest on Non-convertible notes	(2,464,457)	(1,615,609)
Accrued interest-current	$82,782	$48,456

NOTE 9 - PUT PREMIUM ON CONVERTIBLE DEBT

In connection with the private placement and debt transactions during the period ended December 31, 2015, the Company issued 4,955,000 warrants, to purchase common stock with an exercise price of $0.40 and a three-year term. During the year ended December 31, 2016 an additional 166,756 warrants were issued with an exercise price of $.08 and having a three-year term. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. During the year ended December 31, 2017, 2,250,000 warrants expired.

In connection with the issuance of convertible notes as discussed above in Note 7, the Company evaluated the note agreements to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the convertible note agreement that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the conversion feature as a derivative liability.

During the year ended June 30, 2019 the Company revaluated the note agreements and determined that all of the conversion features meet the standard for classification of those features as stock settled debt in accordance with ASC 480 - Distinguishing Liabilities from Equity, whereby a put premium is calculated using the stock price discount and recorded as a liability fully recognized as interest expense on the date the issued. As of June 30, 2019, The Company has recognized the put premiums as calculated by reclassifying the derivative liabilities and fully amortizing the corresponding debt discounts into interest expense.

NOTE 10 - DERIVATIVE LIABILITIES

Pursuant to Generally Accepted Accounting Principles (GAAP), the Company assigns a value to the equity component of all convertible securities, known as a derivative liability.  Based upon the nature of the Company’s outstanding debt instruments, it was determined that the binomial lattice method, which is recommended for GAAP, should be utilized. The following assumptions were utilized in determining the derivative liability:

Volatility:	162%
Interest rate:	1.5% per year
Dividends:	$0

At March 31, 2019 and June 30, 2018, derivative liability totals were as follows:

	June 30, 2019	June 30, 2018
Derivative liability-Notes	$946,626	$3,542,918
Derivative liability-Warrants	33,284	295,873
Total Derivative liability	979,911	3,838,791
Less: current portion	-	-
Derivative liability-non-current	$979,911	$3,838,791

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The following is the Company’s derivative liability measured at fair value on a recurring basis at June 30, 2019 and June 30, 2018:

	June 30, 2019	June 30, 2018
Level 1	$-	$-
Level 2 - Derivative Liability	-	-
Level 3	979,911	3,838,791
Total	$979,911	$3,838,791

NOTE 11 - CONVERTIBLE DEBENTURES, NET

See Issuance History, Item 3, above, for Notes issued during the current fiscal year.

Balances of convertible debt are as follows:

Creditor	Issued	Date	Rate	30-Jun-2019	30-Jun-2018
Oscaleta Partners, LLC	08-Jan-13	30-Jun-14	10%	$2,500	$2,500
Tarpon Bay Parnters, LLC	13-Feb-13	01-Jan-15	10%	5,000	5,000
Jefferson Street LLC	30-Apr-14	31-Dec-14	10%	3,502	32,178
Oscaleta Partners, LLc	01-Oct-14	01-Jan-17	10%	25,000	25,000
Alpha Capital Anstalt	21-Apr-15	20-Apr-17	10%	1,619,375	1,619,375
Tarpon Bay Parnters, LLC	21-Apr-15	20-Apr-17	10%	554,792	554,792
Oscaleta Partners, LLC	27-Apr-15	31-Dec-16	10%	13,250	13,250
Tarpon Bay Parnters, LLC	08-May-15	31-Dec-16	10%	7,500	7,500
Alpha Capital Anstalt	29-Jul-15	28-Jul-17	10%	80,000	80,000
Tarpon Bay Parnters, LLC	04-Oct-15	14-Oct-17	10%	78,000	78,000
Tarpon Bay Parnters, LLC	20-Oct-15	20-Oct-17	10%	24,525	35,000
Alpha Capital Anstalt	19-Nov-15	19-Nov-17	10%	325,000	325,000
Tarpon Bay Parnters, LLC	19-Nov-15	19-Nov-17	10%	110,000	110,000
Alpha Capital Anstalt	07-Dec-15	07-Dec-17	10%	25,000	25,000
Tarpon Bay Parnters, LLC	26-Jan-16	26-Jan-18	10%	102,500	102,500
Alpha Capital Anstalt	26-Jan-16	26-Jan-18	10%	343,745	343,745
Alpha Capital Anstalt	29-Feb-16	28-Feb-18	10%	200,000	200,000
Alpha Capital Anstalt	01-Apr-16	01-Apr-18	10%	300,000	300,000
EMA Financial	25-Apr-16	28-Feb-18	10%	200,000	200,000
Southridge Partners, LLC	09-May-16	09-May-18	10%	100,000	100,000
Southridge Partners, LLC	20-May-16	20-May-18	10%	100,000	100,000
Alpha Capital Anstalt	25-May-16	25-May-18	10%	300,000	300,000
Southridge Partners, LLC	26-May-16	26-May-18	10%	-	25,000
Alpha Capital Anstalt	08-Jun-16	08-Jun-18	10%	150,000	150,000
Southridge Partners, LLC	08-Jun-16	08-Jun-18	10%	100,000	100,000
Alpha Capital Anstalt	07-Jul-16	30-Jun-18	10%	200,005	200,005
Southridge Partners, LLC	07-Jul-16	30-Jun-18	10%	100,000	100,000
Alpha Capital Anstalt	15-Aug-16	15-Aug-18	10%	250,005	250,005
Southridge Partners, LLC	18-Nov-16	18-Nov-18	10%	10,000	10,000
Joseph Canouse	14-Aug-17	24-May-18	0%	5,000	5,000
Alpha Capital Anstalt	14-Sep-17	31-Aug-18	10%	50,005	50,005
Oscaleta Partners, LLC	20-Nov-17	20-Nov-18	10%	15,000	15,000
Oscaleta Partners, LLC	15-Dec-17	31-Dec-18	10%	40,000	40,000
Oscaleta Partners, LLC	15-Dec-17	31-Dec-18	10%	28,905	28,905
Oscaleta Partners, LLC	05-Feb-18	04-Feb-19	12%	10,000	10,000
Oscaleta Partners, LLC	08-Mar-18	07-Mar-09	12%	15,500	15,500
Oscaleta Partners, LLC	04-Dec-18	07-Mar-19	12%	27,500	-
Oscaleta Partners, LLC	10-Dec-18	31-Dec-19	12%	22,500	-
Alpha Capital Anstalt	10-Dec-18	31-Dec-19	12%	25,010	-
Oscaleta Partners, LLC	07-Jan-19	06-Jul-19	12%	27,000	-
Oscaleta Partners, LLC	28-Jan-19	27-Jul-19	12%	40,000	-
Oscaleta Partners, LLC	22-Feb-19	21-Aug-19	12%	30,000	-
Oscaleta Partners, LLC	22-Mar-19	21-Sep-19	12%	18,000	-

Convertible notes outstanding, gross				$5,684,119	$5,558,260
Less: Discount on notes				(98,783)	(29,495)
Convertible notes outstanding, net				5,585,336	5,528,765
Less; Non-current portion				(5,309,945)	(5,331,343)
Convertible notes outstanding, current portion				$275,391	$197,422

Debt retired for the twelve months ended June 30, 2019 is as follows:

a)On July 17 , 2018 the Company issued 78,400,000 shares of common stock to Oscaleta Partners LLC for the extinguishment of $10,525 of convertible debt, $-0- of accrued interest and $1,235 in fees.

b)On August 6, 2018 the Company issued 78,066,667 shares of common stock to Oscaleta Partners LLC for the extinguishment of $10,475 of convertible debt, $-0- of accrued interest and $1,235 in fees.

c)On September 5, 2018 the Company issued 88,315,800 shares of common stock to Oscaleta Partners LLC for the extinguishment of $1,750 of convertible debt, $5,846.58 of accrued interest and $1,235 in fees.

d)On October 3, 2018 the Company issued 97,031,600 shares of common stock to Oscaleta Partners LLC for the extinguishment of $850 of convertible debt, $3,646.58 of accrued interest and $355 in fees.

e)On November 8, 2018 the Company issued 84,949,400 shares of common stock to Oscaleta Partners LLC for the extinguishment of $1,100 of convertible debt, $2,742.47 of accrued interest and $405 in fees.

f)On November 28, 2018 the Company issued 50,958,651 shares of common stock to Red Clover Capital for the extinguishment of $5,095.87 of convertible debt.

g)On November 30, 2018 the Company issued 50,958,651 shares of common stock to Red Clover Capital for the extinguishment of $5,095.87 of convertible debt.

h)On November 30, 2018 the Company issued 21,868,500 shares of common stock to Oscaleta Partners LLC for the extinguishment of $275 of convertible debt, $1,506.85 of accrued interest and $405 in fees.

i)On December 6, 2018 the Company issued 33,700,000 shares of common stock to EMA Financial for the extinguishment of $5,055.00 of convertible debt.

j)On December 7, 2018 the Company issued 108,680,100 shares of common stock to Oscaleta Partners LLC for the extinguishment of $1,000 of convertible debt, $9,463.01 of accrued interest and $405 in fees.

k)On December 18, 2018 the Company issued 80,000,000 shares of common stock to Carpathia LLC for the extinguishment of $2,650 of convertible debt and $1,350 in fees.

l)On January 10, 2019 the Company issued 92,158,933 shares of common stock to Oscaleta Partners LLC for the extinguishment of $5,080 of convertible debt, $7,443.84 of accrued interest and $1,300 in fees.

m)On January 31, 2019 the Company issued 62,000,000 shares of common stock to Red Clover Capital for the extinguishment of $6,200 of convertible debt.

n)On February 1, 2019 the Company issued 98,187,025 shares of common stock to Oscaleta Partners LLC for the extinguishment of $35,000 of convertible debt, $232.62 of accrued interest and $1,300 in fees.

o)On February 5, 2019 the Company issued 66,562,500 shares of common stock to Oscaleta Partners LLC for the extinguishment of $20,000 of convertible debt and $1,300 in fees.

p)On February 13, 2019 the Company issued 81,511,600 shares of common stock to Oscaleta Partners LLC for the extinguishment of $14,945 of convertible debt, $57.32 of accrued interest and $1,300 in fees.

q)On February 13, 2019 the Company issued 49,887,000 shares of common stock to Oscaleta Partners LLC for the extinguishment of $800 of convertible debt, $8,677.40 of accrued interest and $1,300 in fees.

r)On March 1, 2019 the Company issued 42,133,333 shares of common stock to Oscaleta Partners LLC for the extinguishment of $3,756 of convertible debt and $1,300 in fees.

s)On March 12, 2019 the Company issued 170,000,000 shares of common stock to Oscaleta Partners LLC for the extinguishment of $5,500 of convertible debt and $1,300 in fees.

t)On March 21, 2019 the Company issued 117,050,000 shares of common stock to Oscaleta Partners LLC for the extinguishment of $3,382 of convertible debt, and $1,300 in fees.

u)On March 27, 2019 the Company issued 117,671,200 shares of common stock to Oscaleta Partners LLC for the extinguishment of $4,633.56 of accrued interest and $1,300 in fees.

v)On May 29, 2019 the Company issued 154,178,000 shares of common stock to Oscaleta Partners LLC for the extinguishment of $4,633.56 of accrued interest plus $1,300 in fees.

w)On June 25, 2019 the Company issued 226,538,400 shares of common stock to Oscaleta Partners LLC for the extinguishment of $10,221.92 of accrued interest plus $1,105 in fees.

NOTE 12 - LOANS PAYABLE TO INVESTORS

On December 27, 2017, the Company terminated its relationship with its former minority owners and agreed that the amount owed was $311,531.66. This amount was reclassified to Loan payable to investors since they were no longer minority owners.

At June 30, 2019 and June 30, 2018, loans payable to investors:

	June 30, 2019	June 30, 2018
Total loans payable to investors	$296,532	$296,532
Less: Long-Term portion	(266,532)	(266,532)
Loans payable-current	$30,000	$30,000

Reconciliation of balances

Balance at June 30, 2018	$299,032
Payments during twelve months ended June 30, 2019	(5,000)
Balance at June 30, 2019	$294,032

The loan shall be repaid at the greater of: a) 50% of the prior month’s cash flow from operations or b) $2,500.  Thusly, the minimum repayment of $30,000, $2,500 for 12 months is included as current.

NOTE 13 - NON-CONVERTIBLE NOTES PAYABLE

During May 2018, the Company and its investors agreed to restructure its existing accrued interest payable to a long term note due December 31, 2019. The note shall be non-interest bearing and non-convertible.

At June 30, 2019 and June 30, 2018, loans payable to investors

	June 30, 2019	June 30, 2018
Reclassified accrued Interest	$2,464,457	$1,615,609
Non-convertible notes Payable	$2,464,457	$1,615,609

NOTE 14 - STOCKHOLDERS’ DEFICIENCY

Common stock

There are 2,000,000,000 shares of common stock authorized of June 30, 2019. At June 30, 2019 and June 30, 2018, there were 2,403,847,374 and 733,756,414, shares of Common stock outstanding, respectively. As of the date of this report, there are 2,558,025,374 shares of common stock outstanding.

On February 28, 2019, the Company filed with the Secretary of state of Nevada to increase the authorized number of shares from 2,000,000,000 to 5,000,000,000.

The Company is obligated to issue another 100,000,000 shares for the purchase of the 20% of New Jersey Battery Project that they had not previously owned. To date, these shares have not been issued.

Preferred Stock

Here is a summary of the Company’s outstanding preferred stock

Shares authorized and par value

Preferred Series Class	Shares authorized	Par value

Series A	100,000	$0.0001
Series B	51	0.0001
Series C	100,000	$0.001

Shares outstanding

	June 30, 2019	June 30, 2018

Series A	98,000	98,000
Series B	51	51
Series C	100,000	-

Common shares to be issued upon conversion

Preferred Series Class	June 30, 2019	June 30, 2018

Series A	292 million	292 million
Series B	51	51
Series C	4 billion	-0-

NOTE 15 - NON-CONTROLLING INTEREST

The Company has majority stakes in its two operating subsidiaries as follows:

New England World of Beer	51%
New Jersey Battery	80%*

*- The Company has agreed to purchase the other 20% of New Jersey Battery for 100 million shares and $250,000. To date, this compensation has not been paid and as such the Company has not yet accounted for the purchase.

As such, the Company must account for the share of each entity it does not own. As of June 30, 2019 and June 30, 2018, non-controlling interest was as follows:

	June 30, 2019	June 30, 2018
New England World of Beer	$(805,310)	$(835,576)
New Jersey Battery	34,330	-
Total	$(771,980)	$(835,576)

The minority interest was reduced by approximately $20,000 during the twelve months ended June 30, 2019 for returns of capital to minority owners.

The Company has agreed to issue 100,000,000 shares of common stock plus $250,000 for the ownership of the remaining 20% of New Jersey Battery. To date, these shares or the cash payment have not been issued.

NOTE 16 - SEGMENT REPORTING

The Company has two segments; a) tavern and b) battery project. Information on the battery project is presented from the date of acquisition, October 24, 2018 through June 30, 2019

Balance sheet information as of June 30, 2019:

	Tavern	Battery	Corporate	Total

Cash	$71,473	$61	$438	$71,972
Fixed Assets-net	2,256,812	-	-	2,256,812
Goodwill	-	-	468,224	468,224
Total assets	$2,631,756	$77,147	$547,034	$3,255,937

Income statement information for twelve months ended June 30, 2019:

	Tavern	Battery	Corporate	Total

Revenues	$4,258,159	$-	$-	$4,258,159
Cost of goods sold	1,228,604	-	-	1,228,604
Gross margin	3,029,555	-	-	3,029,555
Operating expenses	3,234,747	171,449	47,333	3,453,529
Operating loss	(205,192)	(171,449)	(47,333)	(423,974)
Other (expenses)	-	-	(9,155,798)	(9,155,798)
Net income before income taxes	(205,192)	(171,449)	(9,203,131)	(9,579,772)
Non-controlling interest	40,425	34,289	-	74,714
Net income	$(164,767)	$(137,160)	$(9,203,131)	$(9,505,058)

NOTE 17 - MANAGEMENT CHANGES

Resignation of Former Chief Executive Officer and Chief Operating Officer

On October 24, 2018, Mr. Jeffrey Canouse, CEO and Director There were no disagreements between the Company and Mr. Canouse.

Appointment of New Chief Executive Officer and Director

Effective October 24, 2018, Christopher Harrison was named the new Chief Executive Officer and director of the Company.

NOTE 18 - LIQUIDATION OF OPERATIONS IN BANKRUPTCY

On June 6, 2017, the Company’s 51% owned tavern in Milford CT, Milford Craft LLC, filed for bankruptcy in United States Bankruptcy Court, District of Connecticut. During the first quarter of the current fiscal year, the Company completely ceased operations at Milford Craft LLC.

For financial statement purposes, the company eliminated all balances on the balance sheet and recorded a loss for its investment in the property as follows:

Net investment in Milford Craft LLC	$1,371,760
Net equity of Milford Craft LLC	(403,076)
Loss on liquidations of operations placed into bankruptcy	$(968,684)

NOTE 19 - LEGAL SETTLEMENT

On September 21, 2015, Mr. James Giordano, the former Chief Executive Officer filed suit against the Company for back wages in the Judicial District of Stamford CT. Shortly after the commencement of trial on September 13, 2017, the parties reached a settlement whereby Mr. Giordano would receive $50,000 and release any future claims he might have against the Company.

Amounts owed to Mr. Giordano were paid in the fiscal year ended June 30, 2018. There is no remaining liability.

NOTE 20- INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of June 30, 2019 and June 30, 2018 are as follows:

Deferred tax asset	30-Jun-19	30-Jun-18

Net income (loss)	$(9,505,058)	$5,195,984

Add:
Amortization of debt discount	201,549	1,281,817

Change in Fair market value of derivative liability	9,960,182	(8,568,710)

Derivative expense on transfer of put premium	408,522	-

Write-down of property placed in bankruptcy	-	968,684

Reserve on receivable from Attitude Drinks, Inc.	-	321,811

Gain on establishment of put premium	(2,371,607)	-

Taxable income	$(1,306,412)	$(800,414)
Marginal tax rate	26%	26%

Deferred tax asset	339,667	208,108
Change in valuation
allowance	(339,667)	(208,108)

Deferred tax asset	$-	$-

The federal statutory tax rate reconciled to the effective tax rate during fiscal years ended June 30, 2019 and 2018, respectively, is as follows:

	2020	2019
Tax at U.S. Statutory Rate	21.0%	21.0%
Estimated state income tax rate	5.0%	5.0%
Less valuation allowance	(26.0)%	(26.0)%
	0.0%	0.0%

Utilization of the Company’s net operating losses may be subject to substantial limitations if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Service Code and similar state provisions.

NOTE 21 - SUBSEQUENT EVENTS

There were no events of a material nature that occurred subsequent to the Balance sheet date and the date of this report except for the following items mentioned below:

Sale of WOB Taverns

On September 28, 2020, the Company sold its interests in the West Hartford World of Beer, and Cambridge Craft restaurants. Concurrent with this sale, the Purchase also acquired the debt associated with the restaurants. As a result, after this transaction, there will be approximately $10,000 of debt remaining on the balance sheet from this line of business.

Rescission of Battery Project

In January of 2020, the assets of the Battery project were sold for $125,000.  The proceeds from the sales were issued to the former owners of the Battery.  Concurrent with the sale of the asset, the Series C preferred issued to the former owners of Battery were cancelled.  As of that date, there are no assets or liabilities on the books of the Company related to the Battery project.

Management Changes and Compensation agreement

Effective January 4, 2021, Mr. Harrison resigned as the Chief Executive Officer and was replaced by Jeffrey M. Canouse on that date. Mr. Canouse signed a Management compensation agreement whereby his monthly compensation is $15,000 per month.

Issuance of convertible debt

Harrison Note

Upon leaving the company, Mr. Harrison received a note for services rendered of $100,000. The note bears interest at a rate of 8% and matures on January 4, 2022.  The note is convertible into common stock of the Company at the lower of seventy five percent (75%) of the closing bid price for the Company’s common stock on the date of this Note, or (b) fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty(30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice.

Canouse Note

Upon becoming Chief Executive of the Company, Mr. Canouse received a note of $150,000. The note bears interest at a rate of 12% and matures on January 4, 2022. The note is convertible into common stock of the Company at the lower of seventy five percent (75%) of the closing bid price for the Company’s common stock on the date of this Note, or (b) fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty(30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice.

Issuance of common stock for extinguishment of debt

The following conversions were made subsequent to the Balance sheet date

Debt holder	Date	Principal	Accrued Interest	Fees	Total	Shares Issued

CARPATHIA, LLC	28-Jan-21	$5,000	$3,109	$1,500	$9,609	217,000,000

Total		$5,000	$3,109	$1,500	$9,609	217,000,000